EXHIBIT 10.1

Confidential Treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as “***”.  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 2 TO
PRODUCT LICENSE AND ASSIGNMENT AGREEMENT

This Amendment No. 2 to that certain Product License and Assignment Agreement (this “Amendment”) is made and entered into as of February 14, 2008 by and between CYTOGEN CORPORATION, a Delaware corporation having an address at 650 College Road East, Suite 3100, Princeton, New Jersey 08540, United States (“Cytogen”), and INPHARMA AS, a Norwegian company having an address at Pb 2030 (Konnerudgt. 27), 3003 Drammen, Norway (“Inpharma”).

RECITALS

A.	Cytogen and Inpharma entered into a Product License and Assignment Agreement dated as of October 11, 2006, as amended as of August 30, 2007 (the “License Agreement”).

B.	Cytogen and Inpharma wish to amend the terms of the License Agreement as set forth below in accordance with Section 9.05 of the License Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Any defined terms utilized herein and not otherwise defined herein shall have the meaning ascribed thereto in the License Agreement.

2.	Section 2.04(a) of the License Agreement is hereby amended in its entirety as follows:

“(a)           Inpharma hereby grants to Cytogen the exclusive options to acquire the exclusive licenses to market, distribute, sell and otherwise commercialize and Exploit the Product in each of Europe and Asia (each an “Option” and together the “Options”).  The Option for Europe and the Option for Asia shall each be exercisable by Cytogen for eighteen (18) months after the Effective Date.  Cytogen may exercise either Option or both Options by delivering to Inpharma, before expiration of such eighteen (18) month period: (a) written notice exercising the Option (or both Options); and (b) the exercise price for the Option (or both Options) being exercised, as set forth in Section 3.04, by wire transfer of immediately available funds to an account designated by Inpharma.”

3.	Section 3.04 of the License Agreement is hereby amended in its entirety as follows:

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             “Section 3.04 Option Payments; Adjustment to Milestones and Royalties.

Cytogen shall pay Inpharma the following consideration for the Option or both Options granted under Section 2.04(a):

(a)               As consideration for the grant of the Options, on the Effective Date Cytogen shall pay Inpharma a fee of *** (the “Upfront Option Fee”).   The exercise price for the Option for Asia shall be ***, against which *** of the Upfront Option Fee shall be credited.  Cytogen may, at its sole discretion, exercise its Option for either Europe or Asia and the fee set forth above in the immediately foregoing two sentences shall be independent of each other.  Notwithstanding anything to the contrary herein, if Cytogen exercises both Options, then, in lieu of the fees set forth in the second sentence of this Section 3.04(a) and in Section 3.04(b) with respect to Asia, or in Sections 3.04(c) and (d) with respect to Europe, Cytogen shall pay the fees set forth in Section 3.04(g).

(b)               If Cytogen exercises the Option for Asia (but not the Option for Europe), future milestone payments shall be payable by Cytogen to Inpharma as follows:

(i)           Cytogen shall make a one-time additional payment of *** to Inpharma if and when Net Sales to third parties in Asia equal or exceed *** in any Year for the first time;

(ii)           Cytogen shall make a one-time additional payment of *** to Inpharma if and when Net Sales to third parties in Asia reach *** in any Year for a second time; and

(iii)           Cytogen shall pay to Inpharma *** of any upfront license fees and milestone payments (but not royalties) received by Cytogen or its Affiliates in consideration of the grant by Cytogen or its Affiliates of the license or equivalent right to Exploit the Product in any country or countries in Asia, to the extent such upfront license fees and milestone payments are in excess of the respective amount paid by Cytogen to Inpharma for such rights pursuant to Section 3.04(a).  For the purposes of this Section 3.04, the term “upfront license fees” means any amount that is not metered on sales of the Product and that is received by Cytogen or its Affiliates in connection with the grant of a license or right to Exploit the Product within eighteen (18) months after the grant of such right or license, less (x) any amount paid by Cytogen or its Affiliates for related services that Cytogen or its Affiliates purchases from the licensee; and (y) any amount paid by Cytogen or its Affiliates for any asset received by Cytogen or its Affiliate from the licensee.

(c)               The exercise price for the Option for Europe shall be ***.

(d)               If Cytogen exercises the Option for Europe (but not the Option for Asia), Cytogen shall pay to Inpharma *** of any sales milestone payments (but not royalties) received by Cytogen or its Affiliates in consideration of the grant by Cytogen or its Affiliates of the license or equivalent right to Exploit the Product in any country or countries in Europe.  The Parties agree that the sales milestone payments receivable by Cytogen or its Affiliates for the grant of rights in Europe shall be as follows:

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    (i)           a one-time additional payment of *** to Cytogen in the event net sales of the Product by the licensee to unaffiliated third parties within Europe in any twelve (12) month period reach *** for the first time;

(ii)           a one-time additional payment of *** to Cytogen in the event net sales of the Product by the licensee to unaffiliated third parties within Europe in any twelve (12) month period reach *** for the first time;

(iii)           a one-time additional payment of *** to Cytogen in the event net sales of the Product by the licensee to unaffiliated third parties within Europe in any twelve (12) month period reach *** for the first time;

(iv)           a one-time additional payment of *** to Cytogen in the event net sales of the Product by the licensee to unaffiliated third parties within Europe in any twelve (12) month period reach *** for the first time; and

(v)           a one-time additional payment of ***to Cytogen in the event net sales of the Product by the licensee to unaffiliated third parties within Europe in any twelve (12) month period reach *** for the first time.

(e)               The amounts payable by Cytogen to Inpharma under Sections 3.04(c) and (d) shall not exceed *** in the aggregate.

(f)               In the event the Option for Europe or the Option for Asia is not exercised by Cytogen and any of such Options expire, Cytogen shall provide to Inpharma the identities and contact information of the parties that Cytogen contacted with respect to licensing and/or marketing the Product in Europe or Asia, as applicable.

(g)               In the event that Cytogen exercises both the Option for Europe and the Option for Asia:

(i)           Cytogen shall pay the following amount to Inpharma in lieu of the amounts set forth above for individual exercises of the Option for Europe or the Option for Asia.  The exercise price for both Options shall be (1) an initial payment of five million dollars ($5,000,000), due within two (2) Business Days after exercise, and (2) three (3) additional payments of five million dollars ($5,000,000), each due on the later of (x) each of the first, second and third anniversaries of the exercise date and (y) April 1 in the calendar year in which each such anniversary occurs, for a total payment of twenty million dollars ($20,000,000); provided, however, that, in the event there is a Launch of a Generic Caphosol or CalPhos Mouth Rinse during the three (3)-year period of such payments, any such payment not yet made as of the date of such Launch shall be reduced by ***.  In the event that any such anniversary occurs on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.  For clarity, in the event that Cytogen gives written notice to Inpharma exercising the Options within the eighteen (18) month period set forth in Section 2.04(a), but does not make the first payment of five million dollars ($5,000,000) within the two (2) Business Day period set forth in this Section 3.04(g), then such exercise of the Options shall be deemed to be ineffective.

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(ii)           The Parties acknowledge that (x) *** of the initial five million dollar ($5,000,000) payment referenced in Section 3.04(g)(i)(1) and (y) *** of each of the three (3) installment payments of five million dollars ($5,000,000) each referenced in Section 3.04(g)(i)(2) shall be allocated to the acquisition of rights to the Product for Europe and Asia, for a total such allocation of ***.  The parties acknowledge that the remainder of the consideration payable pursuant to Section 3.04(g)(i) represents consideration for Inpharma’s termination of Cytogen’s royalty and milestone payment obligations.  The purchase price allocation set forth in this Section 3.04(g)(ii) shall not in any way affect the amounts payable by Cytogen for exercise of the Options, which are set forth exclusively in Section 3.04(g)(i) above.

(iii)           Cytogen shall be obligated to make the payments specified in Section 3.04(g)(i) and Cytogen shall be relieved of any obligation to pay milestone payments or royalties to Inpharma with respect to any country or countries in the Territory.  Accordingly, the following sections of the License Agreement shall be of no further force or effect: Section 3.02, clause (i) of Section 3.03, Section 3.05, Section 3.06, the second sentence of Section 3.07(b), Section 3.08, and Section 6.19.  In addition, if Cytogen exercises the Options, Section 6.02 shall be of no further force or effect but Cytogen shall continue to report to the Licensors the steps it has taken towards its plans for the Exploitation of the Product in the Territory, on or about February 1 each year during the term of the License.”

4.	Section 8.01 of the License Agreement is hereby amended in its entirety as follows:

        “Section 8.01   Termination of Agreement.

This Agreement (and the License granted hereunder) may be terminated as follows:

(a)           by mutual written agreement of Inpharma and Cytogen; or

(b)           by either Inpharma (with respect to Europe and Asia, on the one hand, and North America, on the other hand, prior to the License becoming irrevocable pursuant to Section 8.03 with respect to Europe and Asia, or with respect to the United States, as applicable) or Cytogen, on written notice, if the other Party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party which proceeding remains undismissed for a period of ***;

(c)           by either Inpharma (with respect to Europe and Asia, on the one hand, and North America, on the other hand, prior to the License becoming irrevocable pursuant to Section 8.03 with respect to Europe and Asia, or with respect to the United States, as applicable) or Cytogen if the other Party has breached any material obligation hereunder that remains uncured for a period of *** after written notice and demand for cure thereof by the non-breaching Party, unless such breach is not capable of cure, in which event the non-breaching Party may terminate immediately.”

5.	Section 8.02 of the License Agreement is hereby amended in its entirety as follows:

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        “Section 8.02 Termination of License. In the event that Cytogen challenges the validity of any Licensed Patents, including without limitation by disputing the validity or enforceability of such Licensed Patent in any judicial or agency proceeding, or by any interference or requested re-examination relating to such Licensed Patents, Inpharma shall (with respect to Europe and Asia, on the one hand, and North America, on the other hand, prior to the License becoming irrevocable pursuant to Section 8.03 with respect to Europe and Asia, or with respect to the United States, as applicable) have the right, in its sole discretion, to terminate the License immediately on written notice to Cytogen; provided, however, that the foregoing shall no in any manner limit or restrict Cytogen’s performance of its obligations or exercise of its rights under this Agreement.”

6.	Section 8.03 of the License Agreement is hereby amended in its entirety as follows:

“Section 8.03  Fully Paid Up License.  Upon the expiration of the last Valid Claim in the Licensed Patents, the License shall be fully paid-up, irrevocable and continue in perpetuity; provided, however, that, in the event of the exercise of both Options, then the License shall be fully paid-up, irrevocable and continue in perpetuity (a) in the United States, upon Inpharma’s receipt of all option exercise payments described in Section 3.04(g)(i)(2), and (b) in Europe and Asia, upon Inpharma’s receipt of the initial payment referenced in Section 3.04(g)(i)(1) (in each case, if such payment occurs prior to the expiration of the last Valid Claim in the Licensed Patents).”

7.	Section 8.04(a) of the License Agreement is hereby amended in its entirety as follows:

“Section 8.04 Procedure upon Termination or Expiration.

(a) In the event of termination of this Agreement and the License:

(i) Cytogen shall promptly cease all Exploitation of the Product and destroy all of its inventory of the Product, unless both Options have been exercised and the License has become irrevocable pursuant to Section 8.03;

(ii) Any sublicenses of the Licensed Intellectual Property granted by Cytogen shall automatically terminate, provided however if Cytogen has sublicensed any of its rights under this Agreement, any sublicenses of the License Intellectual Property granted by Cytogen shall survive termination of this Agreement only as set forth in Section 8.04(c) below; and

(iii) Within ***, Cytogen shall deliver to Inpharma a written report of Net Sales and all amounts due to Inpharma for the period before termination, and all such undisputed amounts hereunder shall be immediately due and payable; provided, however, that, in the event of the exercise of the Option, then this clause (iii) shall be of no force or effect.”

8.	Insert new Section 8.04(c):

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“Any sublicense shall survive termination of this Agreement if the sublicensee complies with the following: (i) if Cytogen has exercised the Option for Europe only, or Asia only, and has sublicensed its rights to the Product in such Option Territory to a sublicensee, such sublicense shall survive if Cytogen has paid the exercise price for the applicable Option set forth in Section 3.04, and the sublicensee shall assume in writing any outstanding obligations of Cytogen pursuant to this Agreement with respect to the applicable Option Territory, including without limitation the obligation to pay any amounts due to Inpharma under Section 3.04 of this Agreement and remaining unpaid; (ii) if Cytogen has exercised the Options for both Europe and Asia and Cytogen has sublicensed its rights for Europe and/or Asia to one or more sublicensees, such sublicense(s) shall survive if Cytogen has made the initial payment referenced in Section 3.04(g)(i)(1) and such sublicensee(s) shall assume in writing any other outstanding obligations of Cytogen pursuant to this Agreement with respect to Europe and/or Asia, as applicable; (iii) if Cytogen has exercised the Options for both Europe and Asia and Cytogen has sublicensed its rights for the United States to a sublicensee, such sublicense shall survive if Cytogen has made the payments referenced in Section 3.04(g)(i)(2) or if such sublicensee shall assume in writing the obligation to make any remaining payments referenced in Section 3.04(g)(i)(2) and any other outstanding obligations of Cytogen pursuant to this Agreement with respect to the United States; (iv) if Cytogen has sublicensed its rights to the Product in the United States and Cytogen has not exercised both Options, Cytogen’s sublicense shall survive if the sublicensee shall assume in writing any outstanding obligations of Cytogen applicable to the Initial Territory, including without limitation the obligation to pay any amounts due to Inpharma under Section 3.02 and 3.03  remaining unpaid; and (v) if both Options have been exercised and Cytogen has sublicensed its rights for Europe and Asia to a single sublicensee and such sublicense survives termination in accordance with clause (ii) of this Section 8.03, Cytogen’s sublicensee for Europe and Asia shall have the option (unless Cytogen has separately sublicensed the rights to the Product for the United States to a third party and such sublicense survives such termination) to expand its license to include the United States on the terms and conditions (including without limitation the obligation to pay to Inpharma any remaining payments under Section 3.04(g)(i)(2)) set forth in this Agreement.”

9.
Except as expressly provided in this Amendment, all other terms, conditions and provisions of the License Agreement shall continue in full force and effect as provided therein. Any reference to the License Agreement in any instrument or agreement shall mean and include the License Agreement as amended by this Amendment.  In the event of any conflict between the terms of the License Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

10.
The License Agreement and this Amendment constitute the entire understanding between the parties, except as expressly set forth herein, and supersede any contracts, agreements or understanding (oral or written) of the parties with respect to the subject matter hereof.  No term of this Amendment may be amended except upon written agreement of the parties.

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11.
This Amendment may be executed by facsimile or “.pdf” file and in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, Cytogen and Inpharma have entered into this Amendment effective as of the date first written above.

CYTOGEN CORPORATION

By   /s/ Kevin G. Lokay
Kevin G. Lokay
President and Chief Executive Officer

INPHARMA AS

By /s/ Asbjorn R. Hansen
     Asbjorn R. Hansen
     President and Chief Executive Officer

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